Exhibit 99.6

HOME SYSTEM GROUP
STATEMENT OF POLICY ON
INSIDER TRADING

Adopted November 30, 2009

Introduction

It is the policy of Home System Group and its subsidiaries (“Home System”) that all employees comply fully with the insider trading securities laws and regulations of the United States, of the several states, and of foreign jurisdictions, wherever they apply.

All personnel must maintain a basic familiarity with the principles and purposes of these laws as they may be applied to Home System, and avoid any activity that might violate these laws or give any appearance either of a violation.

This policy statement has been designed to prevent the violation of securities laws and to ensure that you do not engage in any activity that violates the spirit of the insider trading restrictions of those laws, is unfair to Home System’s public stockholders, or creates an appearance of a violation.

Compliance with this Statement of Policy is part of your job responsibility. Any failure to comply with this policy will subject you to appropriate disciplinary action, which may include suspension or termination.

This Statement of Policy also applies to your spouse, any immediate family member living in your household, any trust of which you or your spouse serves as trustee or any entity in which you or a member of your immediate family has an ownership interest. You are responsible for their compliance with this Statement of Policy.

References in this Statement of Policy to “Home System,” “the Company,” “our” or “we” refer to Home System Group and all of its subsidiaries.

Insider Trading

It is generally illegal for any person, either personally or on behalf of others, to trade in securities on the basis of material, nonpublic information. It is also generally illegal to communicate (to “tip”) material, nonpublic information to others who may trade in securities on the basis of that information. These illegal activities are commonly referred to as “insider trading”. Penalties for insider trading violations include civil fines of up to three times the profit gained or loss avoided by the trading, criminal fines of up to $1 million, and imprisonment for up to 10 years. There may also be liability to those damaged by the trading. A company whose employee violates the insider trading prohibitions may be liable for a civil of up to the greater of $1 million or three times the profit gained or loss avoided as a result of the insider trading violation. Additionally, a conviction for “securities fraud” or other violations of the Sarbanes-Oxley Act of 2002 can result in severe fines and be punishable for violators by terms of imprisonment of up to 20 years.

This memorandum sets forth the Company’s policy against insider trading. All Company personnel must comply with this policy.

General Statement

You are prohibited from trading, and tipping others to trade, when you know material, nonpublic information.

What information is material? All information that a reasonable investor would consider important in deciding whether to buy, sell or hold securities is considered material. Examples of some types of material information are:
•	financial results for the quarter or the year
•	financial forecasts or information
•	possible mergers, acquisitions, joint ventures and other purchases and sales of companies and investments in companies
•	obtaining or losing important contracts
•	information about vendor relationships
•	information relating to major merchandising initiatives
•	information and developments relating to branded offerings
•	information relating to store site selection and store development
•	information about geographic market expansion
•	major financing developments
•	major personnel changes
•	major litigation developments
•	changes in the Company’s auditors or a notification from its auditors that the Company may no longer rely on the auditors’ audit report
•	major events regarding the Company’s securities
•	changes in dividends

Information that is likely to affect the price of securities is almost always material.

What is nonpublic information? Information is considered to be nonpublic unless it has been effectively disclosed to the public. Examples of effective disclosure include public filings with the Securities and Exchange Commission, Company press releases, and Company meetings with members of the press and the public. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. At least two full business days of general availability may be required for information to be considered public.

Prohibited transactions. When you know material information about Home System that has not been made public (i.e., nonpublic information), you are prohibited from three activities:

•	trading in the Company’s securities
•	having others trade in the Company’s securities for you
•	disclosing the information to anyone else who might then trade.

Neither you nor anyone acting on your behalf nor anyone who learns the information from you can trade. This prohibition continues whenever and for as long as you know the material, nonpublic information.

Although it is most likely that any material, nonpublic information you might learn would be about the Company, these Company prohibitions apply to trading in the securities of any company about which you have material, nonpublic information that you obtained through or in connection with your employment.

Unauthorized Disclosure

As discussed above, disclosing material, nonpublic information to others can lead to significant legal difficulties. If you acquire any nonpublic information about the Company or any other company while performing duties for the Company, you must keep that information confidential. You must not disclose that information to any person or entity outside of the Company, except as required for a legitimate business purpose of the Company. In order to safeguard the Company’s confidential information, and to minimize the possibility that you will violate the law, the following policies have been adopted:

•           All confidential information relating to the Company or any other company should be handled on a “need to know” basis. Such information should not be discussed with any person who does not need to know such information to conduct the Company’s business. Confidential information should never be discussed with friends or relatives.

•           Confidential information should not be posted in Internet chat rooms, discussed in hallways, elevators, or other public places (such as airplanes or restaurants) where conversations may be overheard, and inadvertent disclosure should not be made through speaker phone discussions that can be overheard.

•           To prevent access by unauthorized persons, confidential documents should be stored appropriately when not being used, and other appropriate precautions should be taken. These may include using sealed envelopes, marking documents “Confidential”, shredding documents and using secret access codes and other appropriate computer security measures.

•           If you have any doubt about whether you possess material nonpublic information regarding the Company or any other company, you should treat it as such.

•           If you become aware of a leak-deliberate or otherwise – of nonpublic information relating to the Company or any other company, please report the leak immediately to the Company’s Counsel, Mark E. Crone, Esq. of The Crone Law Group at (415) 955-8900. A “leak” is any unauthorized disclosure of nonpublic information to person or entity outside of the Company

•           All inquires involving the Company from persons outside the Company, including the news media, arbitrageurs, financial analysts and the general public must be referred without comment to the President, the Chief Financial Officer, of the Company’s Counsel.

Prior Notice of Any Transaction by Covered Persons

All Covered Persons (as defined below) are required to (i) provide the Company written notice of any proposed transaction in Home System securities and (ii) receive written clearance from the General Counsel prior to entering into that proposed transaction.

Certain persons routinely possess material nonpublic information. These persons include the Company’s executive officers, members of the Legal, Finance or Executive Departments, as well as Home System’s Board of Directors and any other individual who may from time to time be designated as a Covered Person by the President or Chief Financial Officer of the Company. A current list of these employees and members of the Board of Directors is set forth on Schedule B hereto (the “Cover Persons”). Additionally, any person who, after the enactment of this policy, is named to any of the positions listed on Schedule B shall be a “Covered Person” for the purposes of this Statement of Policy.

To provide assistance in preventing inadvertent violations and avoiding even the appearance of an improper transaction (which could result, for example, where a Covered Person engages in a transaction while unaware of a pending major development), the procedure set forth below must be followed by all Covered Persons:

•           Any Covered Person who wants to enter into a transaction in Home System securities (purchase, sale or other disposition for value) must provide written notice of his or her intent to enter into the transaction at least 48 hours prior to lacing an order or before other wise becoming bound to complete the transaction. The form of that notice is attached as Schedule A hereto and must be delivered by e-mail to the Company’s Counsel, Mark E. Crone, Esq. of The Crone Law Group at (415) 955-8900 at mcrone@cronelaw.com.

•           Once the appropriate notice has been delivered, all transactions must be pre-cleared by the Company’s Counsel (or, in his absence, the President Officer).

•           If the transaction is allowed, the Covered Person will receive written clearance to enter into the transaction from the Company’s Counsel, which may be in the form of an email. This clearance will only be made following compliance with pre-clearance notice procedures set forth above. Any clearance should not be regarded as investment advice or as a guarantee that no liability will arise.

Trading Blackout Period for Covered Persons

Covered Persons are prohibited from engaging in transactions involving Home System securities during certain Blackout Periods

In addition to the prohibition of trading on nonpublic information at any time and to providing the written notice required above, Covered Persons cannot engage in any transactions in Home System securities during any Blackout Period. The following are Blackout Periods for this Statement of Policy:

•           The period beginning on 12:01am of the fifteenth day before the end of any calendar quarter and ending 48 hours after the Company’s earnings release has been made to the public for that quarter.
•           The period of 48 hours following the publication of any material press release or the filing of any SEC report by the Company.
•           A pension fund blackout period. A pension fund blackout period exists whenever 50% or more of the plan participants are unable to conduct transactions in their accounts for more than three consecutive days. These blackout periods typically occur when there is a change in a retirement plan’s trustee, record keeper, or investment manager.

This prohibition does not apply to the exercise of stock options for cash granted under the Company’s existing stock plans. However, the use of any form of “cashless exercise” of option or disposing of any securities acquired through the exercise of options is prohibited during a Blackout Period.

10b5-1 Plans

Under SEC Rule 10b5-1, certain transactions which would otherwise be prohibited can take place if made pursuant to a pre-arranged trading plan that meets certain criteria.(1)  Generally, the trading plan must establish in advance the date, price, and amount of securities that are to be purchased or sold or establishes. Any such plan must be approved by the Company’s Counsel and may not be entered into when you have material nonpublic information or during a Blackout Period.

(1)    Under the rule, if you enter into a binding contract, an instruction, or a written plan that specifies the amount, price and date on which securities are to be purchased or sold and these arrangements are established at a time when you do not possess material nonpublic information, you may have a defense to insider trading liability if the transactions under the trading plan occur at a time you subsequently receive material nonpublic information.

 Post-Trade Reporting for covered Person

Covered Persons must report all transactions in Company securities by the end of the day on which the transaction occurs.

All Covered Persons are required to report to the Company’s Counsel any transaction in the Company’s securities by the Covered Person, his or her spouse or any immediate family member or person sharing the Covered Person’s household not later than the end of the day on which the transaction occurs. Each report you make to the Company’s Counsel must be in writing and include the date of the transaction, quantity, price and broker through which the transaction was effected.

Section 16(b) Liability and Reporting

Short-Swing Liability

The “short-swing profit” provisions of Section 16(b) of the Securities Exchange Act of 1934 require a director or officer of the Company or beneficial owner of more than 10% of any class of the Company’s equity securities listed or registered under that Act to pay over to the Company any profit realized by such person from any purchase and sale, or sale and purchase, of any Company equity security (whether or not listed or registered) within any period of less than six months.
Section 16(b) requires no showing of wrongdoing on the part of the director, officer or 10% shareholder. It is an arbitrary statute. If the purchase and sale, or sale and purchase, occur within a six-month period, and a profit results, the person is absolutely liable to the Company, and any shareholder can sue on the Company’s behalf to recover the profit.

The restrictions apply to certain officers and to all directors and more than 10% shareholders. The officers subject to the restrictions are an issuer’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller) any vice-president of the issuer in chare of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, and any other person who performs such policy making functions for Home System. Officers of Home System subsidiaries are covered if they perform policy making functions for Home System.

A comprehensive analysis of fact situations giving rise to possible Section 16(b) liability literally requires a book. Perhaps the best general advice that can be given is this: neither you, any member of your family, nor any corporation, trust, partnership or other entity which you or your family control or in which you have a significant interest should engage in any transaction in Company securities which takes place within six months of any other transaction in Company securities by you or any such person, without first checking the Section 16(b) implications with the Company’s Counsel or your own counsel.

Reporting Obligations

Directors, officers and more than 10% shareholders of the Company have significant reporting obligations under the securities laws, including section 16. Under Section 16(a), directors, officers and 10% shareholders are required to report an initial statement of beneficial ownership on Form 3 and 10% shareholders are required to report an initial statement of beneficial ownership on Form 3 and changes in beneficial ownership on Form 4 and may be required to file an annual statement of beneficial ownership on Form 5 (for reporting transactions during the year not required on From 4).

Rule 16a-3(e) requires that officers and directors file copies of Form3, 4 and 5 with the SEC. Copies of each form must also be filed with the Company’s corporate secretary and NASDAQ at the same time that the form is forwarded to the SEC for filing.

The deadlines for filing these reports are extremely short – as little as two business days in the case of a Form 4 report.

The Company is required in its annual proxy statement and Form 10-K to report (i) officers and directors who have failed to comply timely with the filing requirements of Section 16 during the past year, (ii) the number of times each person was delinquent and (iii) any known failure by such person to file a required form.

Persons who own 5% or more of the Company’s equity securities are required to file a Schedule 13D or Schedule 13G with respect to such holdings. This reporting obligation is separate and in addition to the reporting obligations imposed by Section 16.

Compliance with the requirements of the federal securities laws, including the foregoing reporting obligations, is the personal obligation of each individual. The Company, however, will, as an accommodation, and if requested, assists you in the preparation of the Forms 3, 4 and 5 and Schedules 13D and 13G. You must timely notify the Company of any covered transaction in order to avail yourself of the Company’s assistance.

Short-Term or Speculative Transactions

Short-term or speculative transactions involving Home System securities carry a greater degree of risk of liability for insider trading violations and also have an appearance of impropriety. For these reasons, they should be avoided. They include the following:

Buying or Selling Puts or Calls on Home System Securities. This includes options trading on any stock exchange or futures exchange.

Short Sales of Home System Securities. This involves selling securities you do not own in the expectation that the price of the securities will fall as part of an arbitrage transaction. Short selling of Home System securities by officers and directors may also be illegal under certain circumstances.

Trading Home System Securities on a Short-Term Basis. This involves buying and selling securities in the open market on a short-term basis (i.e. within six months). Please note that the SEC’s short-wing profit rules already penalize officers and directors who purchase and sell, or sell and purchase, any Company stock within a six month period.

Questions About This Policy

Compliance by all employees with this policy is of the utmost importance to you and to the Company. If you have any questions about the application of this policy to any particular case, please contact the Company’s Counsel, Mark E. Crone, Esq. of The Crone Law Group at (415) 955-8900 immediately.

Your failure to observe this policy could lead to significant legal problems, as well as having other serious consequences, including termination of your employment.

CERTIFICATION

I certify that I have read and carefully reviewed this Statement of Policy on Insider Trading. I understand that my failure to observe this policy could result in serious consequences to me and to the Company and is a basis for the termination of my employment relationship with the Company and could result in other sanctions being placed against me.

By ：____________________________________

Name ：__________________________________

Title ：___________________________________

Date ：___________________________________

SCHEDULE A

NOTICE OF TRANSACTION(S) IN HOME SYSTEM GROUP
SECURITIES FOR COVERED PERSONS3

Name of Covered Person：________________________________________

Title：_______________________________________________

Type of proposed transaction (check box that applies):

□	purchase
□	other acquisition (describe)
□	sale
□	other disposition (describe)
□	other form of transaction (describe)

Expected Date of Transaction (date order to be entered)

Type of Security (check box that applies):

□	Common stock

□	Other (describe)

If a disposition, date securities were acquired: _________________

If a disposition, describe how securities were acquired (e.g. open market, employee stock purchase plan, option exercise, etc):

I hereby certify that the information contained in this Certificate is true and correct.

______________________________________________________

3 A sufficiently detailed email sent to an individual authorized to pre-clear transactions that requests clearance also suffices for purposes of the Insider Trading Policy in lieu of providing a copy of this Notice of Transaction(s).

By ：________________________________________

Name ：______________________________________

Date ：_______________________________________

SCHEDULE B
COVERED PERONS

As of _________________________, _____

Name                                                                           Position

●	Each person is also a reporting person under Section 16.